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                                       1

                                                                   Exhibit 10.60

                                                                  CONFORMED COPY

This DEED OF CHARGE (this "DEED") is made on the 3rd day of April 2007

BY:

HUAWEI - 3 COM CO., LIMITED, a company incorporated with limited liability in Hong Kong, whose registered office is at Suites 3013-3014, 30/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong and whose register number is 0868316 (the "CHARGOR");

IN FAVOUR OF:

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED, a company incorporated with limited liability in Hong Kong, whose registered office is at 33/F, ICBC Tower, 3 Garden Road, Central, HK (the "CHARGEE").

WHEREAS

A. As of the date hereof, HANGZHOU QUEENHIVE SOFTWARE CO., LTD. ("QUEENHIVE") is a wholly foreign-owned enterprise duly established under the laws of the People's Republic of China with a registered capital of US$8 million;

B. The Chargor owns one hundred per cent. (100%) of the equity interests in Queenhive;

C. H3C Holdings Limited (the "BORROWER"), a company incorporated in the Cayman Islands with limited liability and holder of one hundred per cent. (100%) of the shares in the Chargor, has secured a senior facility of up to US$430 million provided by various lenders (the "LENDERS") under a secured credit and guaranty agreement dated 22 March 2007 as amended, supplemented and/or restated from time to time in any manner whatsoever (the "FACILITY AGREEMENT") which Facility Agreement contains a guarantee by, among others, the Chargor;

D. To secure the performance by the Chargor of its obligations under the Facility Agreement, the Chargor has agreed to charge to the Chargee the one hundred per cent. (100%) equity interests owned by the Chargor in Queenhive (the "CHARGE").

NOW THIS DEED WITNESSES AS FOLLOWS:

SECTION 1

DEFINITIONS AND INTERPRETATION

In this Deed, unless the context otherwise stipulates, the following words and expressions shall

Queenhive Charge

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have the meanings ascribed to them below:

1.1 APPROVAL AUTHORITY means the Ministry of Commerce of the People's Republic of China or its relevant local agency;

1.2 CHARGED INTERESTS means the one hundred per cent. (100%) equity interests owned by the Chargor in Queenhive;

1.3 REGISTRATION AUTHORITY means the People's Republic of China State Administration for Industry and Commerce or its authorized branch;

1.4 SECURED LIABILITIES means all present and future obligations and liabilities of the Chargor (whether actual or contingent and whether owed jointly or severally or in any other capacity whatever) which are, or are expressed to be, or may at any time in the future become due, owing or payable to the Chargee (whether for its own account or as agent or trustee for the Secured Parties) or to any of the other Secured Parties under or in connection with the Facility Agreement or this Deed, together with all costs, charges and expenses incurred by the Chargee or any Secured Parties which are, or are expressed to be, or may become due, owing or payable by the Chargor under or in connection with the Facility Agreement or this Deed;

1.5 References to "Chargor" and "Chargee" shall, in each case, include their respective agents, successors, permitted assigns and any person who acquires rights therefrom;

1.6 The Chargor or Chargee may, in this Deed, be individually referred to as a "Party" and collectively as the "Parties";

1.7 Unless otherwise defined herein, all capitalized terms used in this Deed shall have the meanings ascribed to them in the Facility Agreement.

SECTION 2

CHARGED INTERESTS

2.1 The Chargor agrees to charge, and the Chargee agrees to accept the charge of, the Charged Interests. The Chargor hereby grants a security interest of first priority in the Charged Interests to the Chargee as security for the prompt and full performance of the Chargor's obligations under the Facility Agreement.

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2.2  Prior to the occurrence of any of the events set forth in Section 10.1 below, the Chargor shall have the right to exercise the voting rights pertaining to the Charged Interests, and shall be entitled to all dividend distributions attaching thereto.

SECTION 3

SCOPE OF SECURITY

3.1 The scope of security over the Charged Interests shall cover all the rights and interests to which the Secured Parties are entitled under the Facility Agreement, as well as any compensations, damages and the reasonable expenses incurred by the Secured Parties in exercising their rights associated with the Charge.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE CHARGOR

The Chargor hereby represents and warrants to the Chargee at the date hereof that:

4.1 each of the Chargor and Queenhive (a) is duly organized, validly existing and in good standing (where such concept is applicable in the relevant jurisdiction) under the laws of its jurisdiction of organization, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Deed and to carry out the transactions contemplated herein, and (c) is qualified to do business and in good standing (where such concept is applicable in the relevant jurisdiction) in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect;

4.2 it has the power to enter into this Deed and to perform all its obligations hereunder. It is its own and true intention to execute this Deed. This Deed, when duly executed, will constitute valid, legal and binding obligations enforceable against the Chargor in accordance with the terms hereof;

4.3 the execution of this Deed and the performance of the obligations hereunder by the Chargor will not result in violation of (a) any laws and regulations of the People's Republic of China currently in force; or (b) any material contract, oral or written, concluded with any third party which is binding on the Chargor; or (c) any constitutional document of the Chargor or Queenhive, including without limitation the articles of association of the Chargor or Queenhive;

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4.4  All the equity interest of Queenhive has been duly authorized and validly existing and is fully paid and non-assessable. the Chargor is the legal owner of the Charged Interests. There are no encumbrances on the Charged Interests; nor is there any dispute arising in connection with the title to or the right of disposal of the Charged Interests; nor is there any pending or threatened claim, litigation, investigation, arbitration or administrative proceedings (whether civil or criminal) which may affect the Charged Interests;

4.5 all information provided by the Chargor to the Chargee in relation to the Secured Interests or this Deed is true, accurate and complete as at the date of such provision;

4.6 to the best knowledge of the Chargor, there is no arbitration, litigation or administrative proceedings which may adversely affect the Chargor's financial status or ability to perform its obligations hereunder; and

4.7 the Chargor has paid its capital contributions in full to Queenhive, and has not violated any applicable laws or regulations in respect of registered capital, such as failing to make timely contribution or illicit withdrawal of capital contributions.

The above representations and warranties by the Chargor are continuing and shall remain valid until all the obligations of the Chargor under the Facility Agreement are fully performed, and shall be deemed to be re-stated by the Chargor in full as of the date of any amendments or supplements to this Deed.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF THE CHARGEE

The Chargee hereby represents and warrants to the Chargor at the date hereof that:

5.1 it has the power to enter into this Deed and to perform all its obligations hereunder; and

5.2 the execution of this Deed and the performance of its obligations hereunder will not result in the violation of any laws or regulations of jurisdiction of incorporation currently in force.

SECTION 6

UNDERTAKINGS OF THE CHARGOR

The Chargor undertakes:

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6.1  upon the execution of this Deed, to or cause Queenhive to immediately record the particulars of the Charge in the register of shareholders of Queenhive;

6.2 as soon as practicable after the execution of this Deed but in any event within five (5) Business Days of the date hereof, to or cause Queenhive to submit all such documents as the Approval Authority shall require for the purpose of examining and approving the Charge on the terms and conditions hereof;

6.3 as soon as practicable but within five (5) Business Days after the Approval Authority approves the Charge on the terms and conditions hereof, to or cause Queenhive to file such approval with the Registration Authority, and to obtain a certificate or other evidence of registration;

6.4 upon completion of the procedures described in Sections 6.1 to 6.3 above, to provide the Chargee with photocopies of all documents submitted or received by the Chargor pursuant to such procedures, and to confirm with the Chargee the completion of such formalities in a manner acceptable to the Chargee;

6.5 to comply with all laws and regulations in connection with this Deed and to perform its responsibilities and obligations hereunder;

6.6 not to sell, assign, transfer or otherwise dispose of the legal or beneficial interests in the Charged Interests or any part thereof, or to create or permit to create any other encumbrance on the Charged Interests, except with the prior written consent of the Chargee;

6.7 to take all necessary or appropriate actions, including but not limited to bringing a claim or defending a claim, so as to protect its title to the Charged Interests;

6.8 to notify the Chargee in writing of the details of any litigation, arbitration or administrative proceedings, with claim of US$200,000 or more in relation to the Charged Interests within seven days after the Chargor becomes or should have become aware of such event;

6.9 in the event of any increase of equity interests of Queenhive after execution of this Deed (whether permitted by the Chargee or not), to procure all of the increased equity interest be charged to the Chargee and all necessary amendment or supplement to this Deed be executed by the relevant parties with the same terms and conditions herein;

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6.10 not to do or cause or permit to be done anything which in any way depreciates, jeopardizes or otherwise prejudices, or may potentially depreciate, jeopardize or otherwise prejudice the value of the Charged Interests; and

6.11 without the Chargee's prior written consent (which in the case of (a) below shall not be unreasonably withheld or delayed), not to engage in any of the following activities:

     a. to propose or cause to be proposed any amendment to the articles of association of Queenhive other than amendments in the form set forth in Annex A hereto; or

     b. to take any other action that may harm any of the Chargee's rights under this Deed.

The above undertakings by the Chargor are continuing and shall remain valid until all the obligations of the Chargor under this Deed are fully performed.

SECTION 7

OBLIGATIONS OF THE CHARGEE

7.1 The Chargee shall cooperate with and provide necessary assistance to the Chargor in procuring the approval for and the filing of the Charge.

SECTION 8

DURATION AND RELEASE OF CHARGE

8.1  Subject to Sections 12.1 and 12.2, if the Chargee is satisfied that:

     a. all Secured Liabilities have been unconditionally and irrevocably paid or discharged in full and none of the Lenders has any further liability or obligation to advance any funds under the Facility Agreement;

     b. security or a guarantee for the Secured Liabilities, in each case acceptable to the Chargee, has been provided in substitution for this Deed; or

     c. the Chargor is unconditionally entitled pursuant to any provision of the Facility Agreement to have the Charged Interests or any part thereof released from the Charge constituted by this Deed,
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     then, subject to section 8.2 below, the Chargee shall at the request and cost of the Chargor take whatever action is necessary to release the Charged Interests (or, in the case of (c) above, the relevant part thereof) from the Charge created under this Deed.

8.2 Subject to the laws and regulations of People's Republic of China, any settlement, reassignment, release or discharge between the Chargor and the Chargee shall be conditional upon no security or payment by any person in respect of the Secured Liabilities being avoided or reduced by virtue of any provisions of law or enactments (including but not limited to those relating to bankruptcy, insolvency or liquidation) for the time being in force and, in the event of any such security or payment being so avoided or reduced, the Chargee shall be entitled to recover the value or amount of such payment as if such settlement or discharge had not occurred but so that nothing herein shall confer on the Chargee the right to claim under this Section for more than the Chargee or the Secured Parties would be entitled to claim in aggregate under the Facility Agreement in respect of such avoided or reduced security or payment.

SECTION 9

EFFECT OF THE CHARGE

9.1 Unless laws and regulations contain mandatory provisions to the contrary, the Charge created by this Deed shall not be impaired by:

     a. the unenforceability or invalidity of any other contracts, deeds or documents;

     b. the grant of time or grace in any other respect granted by the Chargee to the Chargor or any other persons; or

     c. any other acts, things or events of any nature, which would prejudice the Chargee's rights hereunder or under any other document.

9.2 Failure or delay by the Chargee in the exercise of any rights, powers or remedies under this Deed or any applicable laws or regulations shall not operate as a waiver or such rights, powers or remedies.

9.3 This Deed shall be legally binding upon the respective successors and permitted assigns of the Parties.

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SECTION 10

EXERCISE OF CHARGE

10.1 The Chargee shall have the right to exercise its rights with respect to the Charged Interests in accordance with applicable laws and the terms and conditions of this Deed:

     a. automatically upon occurrence of an Event of Default described in sections 8.1(f) or 8.1(g) of the Facility Agreement (except in respect of Excluded Subsidiaries); and

     b. at the request of (or with the consent of) the Requisite Lenders and upon notice to the Borrower by the Administrative Agent, upon the occurrence of any other Event of Default (including those described in sections 8.1(f) or 8.1(g) of the Facility Agreement with respect to the Excluded Subsidiaries).

10.2 If any one or more events set forth in Section 10.1 occurs, then subject to the relevant laws and regulations, the Chargee shall have the right to do any of the following in respect of the Charged Interests:

     a. to sell the Charged Interests of any part thereof either by auction or any other means and use the proceeds to pay for all costs, expenses, losses, debts payable and expenditures incurred in connection with the enforcement of the Charge and any outstanding Secured Liabilities to the extent permitted by the laws and regulations of People's Republic of China; or

     b. to dispose of the Charged Interests in any other manner permitted by applicable laws and regulations.

10.3 If any one or more events set forth in Section 10.1 occurs, without limiting this Section 10 but always subject to the laws and regulations of the People's Republic of China, all rights of the Chargor set forth under
     Section 2.2 above shall cease immediately. At the request of the Chargee but at the cost of the Chargor and subject to the aforesaid laws and regulations:

     a. the Chargor shall procure that all dividends derived from Queenhive are paid directly to the Chargee;

     b. the Chargor shall procure that the Chargee is entitled to exercise all the voting rights in respect of the Charged Interests; and

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     c.   the Chargor shall take, in a timely manner, all actions necessary for the Chargee to exercise its rights under Section 10.3b above, including, without limitation, procuring the then incumbent directors of Queenhive to resign, appointing as the new director(s) person(s) designated by the Chargee of Queenhive and registering the change of directors with the Registration Authority.

     After the Charged Interests become enforceable in accordance with the terms and conditions of this Deed, all amounts received or recalled by the Chargee from time to time as a result of its exercise of the rights granted hereunder or the enforcement on the Charged Interests shall be applied in accordance with the terms of section 2.16(h) of the Facility Agreement.

10.4 When the Chargee disposes of the Charged Interests, the Chargor shall, at the request of the Chargee, provide and cause Queenhive to provide such assistance as the Chargor may request, including providing the Chargee or its agent with such documents as may be required; obtaining, or assisting with the attainment of all necessary approvals; and completing the registration formalities in connection with the disposal of the Charged Interests with the competent governmental authorities.

SECTION 11

ASSIGNMENT OF THE RIGHTS AND OBLIGATIONS HEREUNDER

11.1 The Chargor shall not assign any of its rights and obligations hereunder to any third party without the prior written consent of the Chargee.

11.2 To the extent permitted under laws of the People's Republic of China, the Chargee may assign its rights and obligations hereunder to any third party designated by the Chargee, provided that written notice is served to the Chargor before such transfer, and such assignment shall be reported to and be subject to the approval of the Approval Authority and filed with the Registration Authority.

SECTION 12

EFFECTIVENESS, REVISION AND TERMINATION OF THIS DEED

12.1 This Deed, once signed and sealed by the representatives of the Parties, shall be binding on them and shall take effect immediately.

12.2 The Charge shall take effect immediately after the following conditions are satisfied:

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     a.   particulars of the Charge has been duly recorded in the register of shareholders of Queenhive;

     b.   approval on the Charge has been granted by the Approval Authority; and

     c.   the Charge has been filed with the Registration Authority.

12.3 Neither the Chargor nor the Chargee may revise or terminate this Deed unilaterally. This Deed can only be revised or terminated by a written agreement reached by the Parties upon consultation.

12.4 This Deed shall terminate and the Charge shall be discharged in accordance with Sections 8 above. Following the termination of this Deed, the Chargor shall or shall cause Queenhive to make corresponding amendments to the register of shareholders of Queenhive and proceed with all other formalities required for discharging the Charge constituted by this Deed.

SECTION 13

ENTIRE AGREEMENT AND SEVERABILITY

13.1 This Deed constitutes the entire agreement of the Parties relating to the subject matter hereof and supersedes all previous negotiations, representations or contracts, either oral or written, among the Parties relating to such subject matter.

13.2 If any one or more provisions contained in this Deed are held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and the validity, legality and enforceability of such provision under the law of any other jurisdiction shall not in any way be affected or impaired in any respect. The Parties shall negotiate in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions which minimise any economic effect on either Party resulting from the amendment.

SECTION 14

GOVERNING LAW AND DISPUTE SETTLEMENT

14.1 The execution, validity, construction, performance, amendment, interpretation and termination of this Deed and the settlement of any dispute arising from this Deed shall be governed by the existing laws that have been officially promulgated and are publicly available in the People's Republic of China. When such laws of the People's Republic of China do not cover a certain matter, international legal principles and practices shall apply.

14.2 Any dispute or discrepancy arising from, or in connection with, the execution, validity, construction, performance, amendment, interpretation or termination hereof shall first be settled by the Parties through amicable negotiation. If the Parties fail to settle any dispute through amicable negotiation within 90 days after such dispute or discrepancy occurring, the Parties shall submit the dispute or discrepancy for final resolution by arbitration in Shenzhen in accordance with the arbitration rules of the China International Economic and Trade Arbitration Commission ("CIETAC") for the time being in force, which rules are deemed to be incorporated by reference in this section. The arbitral award shall be final and binding upon the Parties.

14.3 The arbitration tribunal shall consist of three arbitrators. The claimant and the respondent shall each appoint one arbitrator. The third arbitrator shall be appointed by the chairman of CIETAC and shall not be a national of China unless the parties agree otherwise.

SECTION 15

NOTICE

15.1 Notices or other communications required to be given by any Party under this Deed shall be in Chinese and English, and shall be delivered personally, or by mail through an internationally recognized courier or facsimile to the address of the other Party set forth below or to any other address notified by the other Party from time to time. Any notice or communication: (i) if delivered personally, shall be deemed to have been served on the date of delivery; (ii) if posted by mail, shall be deemed to have been served on the fourth day after the mail is delivered to an internationally recognized courier; and (iii) if sent by facsimile, shall be deemed to have been served at the time of receipt as indicated in the transmission confirmation.

     CHARGOR

     Address:     Huawei-3Com Co., Limited
                  c/o 3Com Corporation
                  350 Campus Drive
                  Marlborough, MA 01752
                  cc: Huawei-3Com Co., Limited
                  East of Liuhe Road
                  Zhijiang Science Park

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                                       12


                  Hangzhou, PR China 310053

     Facsimile:   [PERSONAL INFORMATION OMITTED FOR SECURITY PURPOSES]

     Attention:   Chief Administrative and Legal Officer/Chief Financial Officer
                  (3Com Corporation)
                  cc: Chief Financial Officer/General Counsel
                  (Huawei-3Com co., Limited)

     CHARGEE

     Address: Industrial and Commercial Bank of China (Asia) Limited 33/F, ICBC Tower, 3 Garden Road
                  Central, HK

     Facsimile:   [PERSONAL INFORMATION OMITTED FOR SECURITY PURPOSES]

     Attention:   Mr Peter Sham and Ms Rachel To

SECTION 16

CHANGE IN LAW

After the date hereof, if any competent authority amends, supplements, abolishes or makes a new interpretation of the relevant laws, administrative regulations or local rules or provisions, or formulates different implementing measures thereof (collectively the "CHANGE"), or enacts new laws, regulations, decrees or rules (collectively the "NEW RULES"), the following provisions shall apply:

16.1 If the Change or the New Rules are more favourable to any Party than the relevant laws, administrative regulations or local rules or provisions that are effective on the date of this Deed (and the other Party will not be materially and adversely affected thereby), both Parties shall promptly apply to procure such benefits as brought by the Change or the New Rules, and both Parties shall use their respective best endeavours to cause such application to be approved.

16.2 If the economic interest of any Party herein is materially and adversely affected, directly or indirectly, as a result of such Change or New Rules, this Deed shall continue to be performed in accordance with the original terms. If the adverse impact on the economic interest of any Party cannot be resolved in accordance with the provisions of this Deed,

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                                       13


     after the affected Party notifies the other Party, both Parties shall promptly negotiate to make all necessary amendments to this Deed to protect the economic interests of the affected Party.

SECTION 17

MISCELLANEOUS

17.1 This Deed is written and executed in both Chinese and English with 12 originals (and each Party shall hold two (2) originals) with another eight
     (8) originals available for submitting to the Approval Authority and any branch thereof. The two language versions shall be equally authentic and have the same legal effect.

17.2 This Deed may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Deed.

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                                       14


ANNEX A FORM OF AMENDMENTS TO ARTICLES OF ASSOCIATION OF QUEENHIVE

                                 EXECUTION PAGES

THE CHARGOR

Executed as a deed by affixing the common seal of   ) SEAL AFFIXED
HUAWEI-3COM CO., LIMITED                            ) NEAL D. GOLDMAN
in the presence of:                                 ) DONALD M. HALSTED

Neal D. Goldman
Director

Donald M. Halsted, III
Director

Address: ____________________________

Facsimile Number: ___________________

Attention: __________________________

                                 EXECUTION PAGES

THE CHARGEE

Executed as a deed by affixing the common seal of   )
INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA)      ) SEAL AFFIXED
LIMITED                                             )
in the presence of:                                 )

WONG YUEN FAI STANLEY
Director

CHENG PUI LING CATHY
Secretary

Address:          33rd Floor, ICBC Tower, 3 Garden Road, Central, Hong Kong

Facsimile Number: [PERSONAL INFORMATION OMITTED FOR SECURITY PURPOSES]

Attention:        __________________________________________

                                                                  CONFORMED COPY

                               DATED 3 APRIL 2007

                           HUAWEI - 3COM CO., LIMITED

                                  IN FAVOUR OF

             INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

                                   ----------

                                 DEED OF CHARGE

                                   ----------

                                    CONTENTS

                                                                            PAGE
                                                                            ----
SECTION 1                                                                     1
DEFINITIONS AND INTERPRETATION                                                1

SECTION 2                                                                     2
CHARGED INTERESTS                                                             2

SECTION 3                                                                     3
SCOPE OF SECURITY                                                             3

SECTION 4                                                                     3
REPRESENTATIONS AND WARRANTIES OF THE CHARGOR                                 3

SECTION 5                                                                     4
REPRESENTATIONS AND WARRANTIES OF THE CHARGEE                                 4

SECTION 6                                                                     5
UNDERTAKINGS OF THE CHARGOR                                                   5

SECTION 7                                                                     6
OBLIGATIONS OF THE CHARGEE                                                    6

SECTION 8                                                                     6
DURATION AND RELEASE OF CHARGE                                                6

SECTION 9                                                                     7
EFFECT OF THE CHARGE                                                          7

SECTION 10                                                                    8
EXERCISE OF CHARGE                                                            8

SECTION 11                                                                    9
ASSIGNMENT OF THE RIGHTS AND OBLIGATIONS HEREUNDER                            9

SECTION 12                                                                    9
EFFECTIVENESS, REVISION AND TERMINATION OF THIS DEED                          9

SECTION 13                                                                   10
ENTIRE AGREEMENT AND SEVERABILITY                                            10

SECTION 14                                                                   10
GOVERNING LAW AND DISPUTE SETTLEMENT                                         10

SECTION 15                                                                   11
NOTICE                                                                       11

SECTION 16                                                                   12
CHANGE IN LAW                                                                12

SECTION 17                                                                   13
MISCELLANEOUS                                                                13

ANNEX A FORM OF AMENDMENTS TO ARTICLES OF ASSOCIATION OF QUEENHIVE           14